SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: (Date of earliest event reported): April 15, 2004

Chico’s FAS, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

0-21258	59-2389435

(Commission File Number)	(IRS Employer Identification No.)

11215 Metro Parkway, Fort Myers, Florida	33912

(Address of Principal Executive Offices)	(Zip code)

(239) 277-6200
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

     On April 15, 2004, Chico’s FAS, Inc. (the “Company”) announced the promotions of James P. Frain to the position of Executive Vice President – Chief Marketing Officer and Patricia Darrow-Smith to the position of Senior Vice President — General Merchandise Manager – White House for Chico’s FAS, Inc. and Executive Vice President — Chief Merchandising Officer of The White House, Inc.

     A copy of the press release issued in connection with the promotions of Mr. Frain and Ms. Darrow-Smith is attached to this Report as Exhibit 99.1 and is incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) Exhibits

99.1	Chico’s FAS, Inc. Press Release dated April 15, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHICO’S FAS, INC.
Date: April 15, 2004	By:	/s/ Michael J. Kincaid
Michael J. Kincaid, Vice President - Finance and
Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of Chico’s FAS, Inc. dated April 15, 2004

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